                                                                   EXHIBIT 10.14


                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Agreement") dated as of January 30, 1998, by and between CLINTRIALS RESEARCH, INC., a Delaware corporation ("ClinTrials"), MPI RESEARCH, LLC, a Michigan limited liability company ("MPI"), MPI RESEARCH ACQUISITION CO., INC., a Michigan corporation ("MPIC"), JERRY R. MITCHELL, M.D., Ph.D. and WILLIAM U. PARFET (collectively, Dr. Mitchell and Mr. Parfet are referred to herein as the "Shareholders").

                                    RECITALS:

         WHEREAS, the Shareholders own beneficially and of record in equal amounts all of the shares of capital stock of MPIC ("Stock"), which owns all of the units and equity interests of every kind of MPI, now issued or outstanding (the "Equity Interests"); and

         WHEREAS, MPI and the Shareholders desire to grant to ClinTrials, and ClinTrials desires to purchase, an option to acquire the Stock; and

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1         OPTION.

         1.1 General. In consideration of payment of $1,500,000 in cash (the "Option Price"), the Shareholders hereby grant ClinTrials an irrevocable option (the "Option"), during the Term (as defined in Section 3 hereof), to acquire all but not less than all of the Stock at a price equal to the Option Purchase Price as determined in accordance with Section 1.3 hereof by issuing shares of common stock of ClinTrials in a private placement. The value of each share of ClinTrials' common stock for purposes of satisfying the Option Purchase Price at the closing of the transactions contemplated hereby (the "Closing") shall be the average closing price of such shares for the twenty trading days ending five days immediately preceding the Closing.

         1.2 Mechanics of Exercise. ClinTrials may exercise the Option at any time during the Term by providing written notice to MPIC and the Shareholders of its intent to exercise the Option (the "Option Exercise Notice"), which notice shall refer to this Agreement. The parties shall then proceed to determine the Option Purchase Price as set forth in Section 1.3. The Closing shall take place in accordance with Section 4 hereof. No Shareholders or affiliates of MPIC or MPI serving on the board of directors of ClinTrials shall participate in any decisions or deliberations by the board of directors of ClinTrials involving this Agreement or any other matter relating to the relationship among MPIC, MPI, the Shareholders and ClinTrials.



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         1.3 Option Purchase Price. The purchase price payable by ClinTrials to exercise the Option shall be equal to the valuation of MPIC for acquisition purposes as determined in this Section 1.3 (the "Valuation"), less the Option Price (the "Option Purchase Price").

         ClinTrials and MPIC shall each select an investment banking firm within ten (10) days of the date of the Option Exercise Notice and MPIC and the Shareholders shall make available to such investment banking firms all necessary information for such firms to prepare the Valuation of MPIC for acquisition purposes. In the event such firms' valuations are within 10% of each other, the Valuation shall be the average of the two valuations. If such valuations are more than 10% apart, ClinTrials and MPIC shall select a third independent investment banking firm of national reputation to provide an additional valuation within the range determined by the firms originally retained by ClinTrials and MPIC and to deliver a fairness opinion to ClinTrials. The Valuation shall then be the valuation of the third firm; provided, however, that in the event the Valuation is less than $25,000,000 or more than $70,000,000, the Option Exercise Notice shall immediately terminate, with neither party having any further rights or obligations with respect to this Agreement; further provided, however, that ClinTrials may waive this condition (i) if it is willing to pay $25,000,000 in the event the Valuation is less than $25,000,000 or (ii) if it is willing to pay the full Option Purchase Price in the event the Valuation is greater than $70,000,000. In determining the amount of the Valuation, the parties hereby and the investment banking firms retained shall assume that all of the Stock is being purchased by a willing buyer.

SECTION 2 EXCLUSIVITY. MPIC agrees that during the Term, it will not issue any additional equity interests or rights to acquire equity interests in MPIC or MPI to anyone other than a Shareholder nor will it sell any substantial portion of its assets or business other than in the ordinary course of business, without prior written approval from ClinTrials. The Shareholders shall not transfer, sell, pledge, hypothecate or otherwise encumber the Stock; provided that the Shareholders may transfer Stock to members of their immediate families, a family trust or a limited partnership controlled by one or more of the Shareholders so long as such transferee agrees to be bound by the terms hereof, and may pledge, or grant security interests in, the Stock to a brokerage firm or financial institution to secure indebtedness; provided such transfer, pledge or security interest does not impair upon exercise of and payment of the Option Purchase Price the ability of the Shareholders or permitted transferee to transfer such interest to ClinTrials upon exercise of the Option. In the event of any transfer of the Stock pursuant to the immediately preceding sentence, any Stock held by such transferees shall be purchased on the same terms as the Stock held by the Shareholders in the event this Option is exercised. The Shareholders covenant and agree that during the Term they will not take or allow MPIC or MPI to take any actions that would prevent or hinder the exercise of the Option or materially prevent or hinder the Closing, or prevent or hinder MPIC or the Shareholders from making the representations and warranties provided for herein to be made at Closing.

SECTION 3 TERM AND NONCOMPETE. The term of this Agreement (the "Term") shall commence on the date of this Agreement and end twenty-six (26) months from the date of this Agreement. At any time following fourteen (14) months from the date of this

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Agreement, the Shareholders may elect to cancel the Option by returning to
ClinTrials the Option Price without interest. To exercise this right of cancellation, the Shareholders shall give ClinTrials written notice of their intent to cancel the Option, and ClinTrials shall have twenty (20) business days after receipt of such notice to exercise the Option. In the event the Shareholders cancel the Option and within the twenty-six (26) month initial term MPIC, MPI, its assets or business is sold or transferred to, or combined or merged with any entity other than ClinTrials (an "Acquisition"), or if any agreement regarding an Acquisition is entered into by MPI or the Shareholders, ClinTrials shall receive 10% of the gross consideration as and when received by MPIC, MPI and/or the Shareholders or their permitted transferees above $25,000,000 at the closing of the transaction or thereafter. Payments on amounts paid into escrow will be payable upon the release of such amounts from escrow to the Shareholders. If any portion of the consideration is returned to the purchaser in connection with indemnification arrangements or otherwise, ClinTrials shall reimburse the Shareholders ten percent (10%) of the consideration so returned (in the form received by ClinTrials up to, but not exceeding the amount received by ClinTrials). If any portion of the consideration is paid in the form of securities, the Shareholders shall have the option of paying ClinTrials its share of the securities received and requiring that ClinTrials agree to the restrictions on sale of such securities to which the Shareholders are subject or paying ClinTrials its share of the fair market value of the securities received. If such securities do not have an existing public trading market, the value of such securities shall be based upon the good faith reasonable determination of the Shareholders after consultation with their financial advisors. In the event of such a purchase during the Term, the Shareholders agree that until the date twenty-six (26) months from the date of this Agreement, they will not either directly or indirectly through any partnership, corporation or business entity in which they have an ownership interest or serve as an officer, director, employee or independent contractor of or as a consultant for, (a) solicit, divert or take away the business of, or attempt to solicit, divert or take away the business of, any of the customers of ClinTrials in the pre-clinical area; (b) solicit, entice or persuade any other employees or agents of ClinTrials to leave the services of ClinTrials for any reason; provided, however, that a general solicitation not specifically directed at such employees by a disinterested third party shall not be considered a violation hereof; or (c) directly or indirectly own or hold any Proprietary Interest in or be employed by or receive compensation from any party engaged in the same or any similar business of MPIC, MPI or ClinTrials in the pre-clinical area in the same geographic area where ClinTrials, MPIC, or MPI conducts business or solicits customers. For the purposes of this Agreement, "Proprietary Interest" means legal or equitable ownership, whether through stock holdings or otherwise, of a debt or equity interest (including options, warrants, rights, notes and convertible interests) in a business firm or entity, or ownership of more than 5% of any class of equity interest in a publicly-held company. The Shareholders acknowledge that the covenants contained in this Section 3 are reasonable as to geographic and temporal scope. In the event a court considering this Agreement concludes that such provisions are not enforceable due to their duration or scope, the parties hereto expressly consent to the revision of such provisions by such court to a duration or scope which shall be enforceable. It is acknowledged and agreed that the covenants contained in this Section 3 shall survive any termination of this Agreement. The Shareholders further acknowledge and agree that the ascertainment of damages in the event of their breach of any covenant contained in

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this Section 3 would be difficult, if at all possible. The Shareholders therefore acknowledge and agree that ClinTrials (in addition to and without limiting any other remedy or right which it might have) shall have the right to have a court of competent jurisdiction enjoin the Shareholders from committing any such breach. During the term of the Option, and if terminated prior to its stated Term, continuing through the date that is twenty-six (26) months from the date of execution of this Agreement, the Shareholders, MPIC and MPI agree not to directly or indirectly solicit, encourage, or seek any offer or offers to acquire MPIC, MPI, the Stock or MPIC's or MPI's assets or business from anyone other than ClinTrials, it being the intention of the parties that the Shareholders, MPIC and MPI may entertain offers to sell MPIC, MPI, the Stock or its business only in response to an unsolicited offer, but that if such unsolicited offer is made, the Shareholders and MPI shall be free to negotiate and consummate an acquisition with such offeror, subject to compliance with this
Section 3.

SECTION 4  CLOSING.

         4.1 Time of Closing. Closing shall be as soon as practicable after delivery of the Option Exercise Notice and satisfaction of the conditions contained herein and in the definitive acquisition documents.

         4.2 Location. The Closing shall take place at the corporate headquarters of ClinTrials or such other location as the parties may mutually agree.

         4.3 Closing Obligations. At Closing, MPIC, MPI and the Shareholders shall execute and deliver to ClinTrials documents evidencing the transfer and conveyance of the Stock to ClinTrials free and clear of all liens, claims or encumbrances as well as the closing deliveries required by this Agreement. ClinTrials shall pay the Shareholders the Option Purchase Price at Closing.

         4.4 Shareholder Approval. In the event that the issuance of the stock of ClinTrials in payment of the Option Purchase Price requires shareholder approval, the receipt of such approval shall be a condition of Closing. In the event shareholder approval is not obtained within ninety (90) days following exercise of the Option by ClinTrials and determination of the Option Purchase Price, MPIC may elect to withdraw from the transactions contemplated by this Agreement and ClinTrials shall make a cash payment to MPIC equal to three percent (3%) of the Option Purchase Price within five (5) days of MPIC's election to withdraw.

         4.5 Fairness Opinion. As a further condition of Closing, ClinTrials shall have received a fairness opinion from an investment banker of national reputation as to the Valuation.

SECTION 5 REPRESENTATIONS AND WARRANTIES OF MPI AND THE SHAREHOLDERS. The Shareholders, MPIC and MPI make the following representations and warranties as of the date hereof:


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         5.1 Organization, Qualification and Authority. MPIC is a corporation, and MPI is a limited liability company, in each case duly organized and validly existing in the state of Michigan, and each is in good standing and qualified to do business as a foreign company under the laws of each state in which it is required to be qualified in all material respects. Each of MPIC and MPI has in all material respects consistently observed and complied with the general corporate and limited liability company law of its state of organization and has the full power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its business as it is now being conducted in all material respects. Except for the Shareholders and for security interests on the assets of MPI held by Old Kent Bank, Kalamazoo, Michigan, no other person or entity has a valid claim to, owns or holds, has any interest in, whether legal, equitable or beneficial, or has the right to purchase, any portion of the equity interests or stock of MPIC or MPI or its or their business.

         5.2 Authority Regarding This Agreement. MPIC, MPI and the Shareholders have the full right, power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by MPIC, MPI and the Shareholders, have been duly authorized by all necessary action on the part of MPIC, MPI and the Shareholders. No other action, consent or approval on the part of MPIC, MPI, the Shareholders or any other person or entity, is necessary to authorize MPIC's, MPI's and the Shareholders' due and valid execution and delivery of this Agreement. This Agreement constitutes the valid and binding obligations of each of MPIC, MPI and the Shareholders, where applicable, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

         5.3 Absence of Default; No Litigation. Other than a requirement that there be no change in the management of MPI without the consent of Old Kent Bank, the execution and delivery of this Agreement by MPIC, MPI and/or the Shareholders will not constitute a violation of, or be in conflict with, and will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting the Stock or the business of MPIC or MPI, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the Stock, or the assets of MPIC or MPI under: (a) any term or provision of the organizational documents of MPI or MPIC; (b) any contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which MPIC, MPI and/or the Shareholders are a party or by which MPIC, MPI and/or the Shareholders are bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which MPIC, MPI and/or the Shareholders are subject or that would have a material adverse effect on the Stock, Equity Interests, or the business or the assets of MPIC or MPI. There are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to the knowledge of the Shareholders, threatened involving the Stock, the Equity Interests, MPIC, MPI, the Shareholders or any of the

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business or properties of MPIC or MPI, which are reasonably likely to have a material adverse effect on the financial condition of MPIC, MPI or the ability of Shareholders, MPIC and MPI to enter into this Agreement and to proceed to the Closing contemplated hereby in the event of exercise of the Option.

         5.4 Broker's or Finder's Fee. Each party shall be responsible for the payment of any fee to any finder, broker, consultant or similar person in connection with the transactions contemplated by this Agreement.

SECTION 6         REPRESENTATIONS AND WARRANTIES OF CLINTRIALS.

         6.1 Organization, Qualification and Authority. ClinTrials is a corporation duly organized and validly existing in the state of Delaware, and is in good standing and qualified to do business as a foreign limited liability company under the laws of each state in which it is required to be qualified in all material respects. ClinTrials has in all material respects consistently observed and complied with the general corporate law of its state of incorporation and has the full power and authority to own, lease and operate its facilities and assets as presently owned, leased and operated, and to carry on its business as it is now being conducted in all material respects.

         6.2 Authority Regarding This Agreement. ClinTrials has the full right, power and authority to execute and deliver this Agreement. The execution and delivery of this Agreement by ClinTrials, has been duly authorized by all necessary action on the part of ClinTrials. No other action, consent or approval on the part of ClinTrials or any other person or entity, is necessary to authorize ClinTrials' due and valid execution, delivery and consummation of this Agreement. This Agreement constitutes the valid and binding obligation of ClinTrials enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

         6.3 Absence of Default; No Litigation. The execution and delivery of this Agreement by ClinTrials will not constitute a violation of, or be in conflict with, and will not, with or without the giving of notice or the passage of time, or both, result in a breach of, constitute a default under, or create (or cause the acceleration of the maturity of) any debt, indenture, obligation or liability affecting the business of ClinTrials, or result in the creation or imposition of any security interest, lien, charge or other encumbrance upon any of the assets of ClinTrials under: (a) any term or provision of the organizational documents of ClinTrials; (b) any contract, lease, purchase order, agreement, document, instrument, indenture, mortgage, pledge, assignment, permit, license, approval or other commitment to which ClinTrials is a party or by which ClinTrials is bound; (c) any judgment, decree, order, regulation or rule of any court or regulatory authority; or (d) any law, statute, rule, regulation, order, writ, injunction, judgment or decree of any court or governmental authority or arbitration tribunal to which ClinTrials is subject or that would have an adverse effect on MPI or the business or the assets of ClinTrials. There are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to the knowledge of ClinTrials, threatened involving ClinTrials or

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any of the business or properties of ClinTrials, which are reasonably likely to have a material adverse effect on the financial condition of ClinTrials or the ability of ClinTrials to enter into this Agreement and to proceed to the Closing contemplated hereby in the event of exercise of the Option.

SECTION 7 COVENANTS OF CLINTRIALS, MPIC, MPI AND THE SHAREHOLDERS.

         7.1 Financial Statements. During the Term, MPIC, MPI and the Shareholders shall submit quarterly financial information, audited if such financial information is normally audited and such audit is available, concerning MPIC and MPI, and such other business information as may be reasonably requested by ClinTrials, to ClinTrials' board of directors.

         7.2 Employee and Business Retention. MPIC, MPI and Shareholders shall use their reasonable commercial efforts to retain MPIC's and MPI's employees in their current positions until the Closing, and to maintain MPIC's and MPI's business and customers.

         7.3 Merger Agreement. In the event the Option is exercised, ClinTrials, MPIC, MPI and the Shareholders shall execute and deliver an acquisition agreement and plan of merger ("Merger Agreement") with customary representations, warranties, covenants, closing conditions and indemnification arrangements as more fully set forth on Exhibit A attached hereto. The parties hereto shall use their best efforts to cause the acquisition of the Stock to qualify as a tax free reorganization under the Internal Revenue Code.

         7.4 Securities Law Representations; Registration Rights. In the event the Option is exercised, MPIC, MPI and the Shareholders agree to deliver to ClinTrials securities representation letters to permit compliance with the private placement exemption of applicable federal and state securities laws. ClinTrials agrees to enter into a Registration Rights Agreement with the Shareholders upon Closing, wherein subject to customary and reasonable restrictions and limitations, ClinTrials will grant the Shareholders demand registration rights and incidental registration rights, with respect to shares of common stock of ClinTrials owned by the Shareholders pursuant to payment of the Option Purchase Price. The form of registration rights agreement shall be agreed upon and attached as an exhibit to the Merger Agreement.

SECTION 8 INDEMNIFICATION. MPIC, MPI and the Shareholders shall, jointly and severally, indemnify, defend, and hold harmless ClinTrials and the directors, officers, stockholders, employees and agents of each against any and all losses, costs, and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from any breach by MPIC, MPI or the Shareholders of any of the covenants, obligations, representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement. ClinTrials shall indemnify, defend and hold harmless MPIC, MPI, the Shareholders and their employees and agents against any and all losses, costs and expenses (including reasonable cost of investigation, court costs and legal fees actually incurred) and other damages resulting from any breach by ClinTrials of any of the covenants, obligations,

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representations or warranties or breach or untruth of any representation, warranty, fact or conclusion contained in this Agreement.

SECTION 9  MISCELLANEOUS.

         9.1 Binding Nature; Amendment. This Agreement may not be assigned by either party without the other parties' consent, except that ClinTrials may assign this Agreement to an Affiliate; provided that no such assignment shall release ClinTrials from its obligations hereunder, and any prohibited assignment shall be null and void. This Agreement shall be binding upon and enforceable by a party's permitted transferees, successors, heirs and assigns. Any invalidity or unenforceability of any provision or application of this Agreement shall not affect other lawful provisions and application hereof, and to this end the provisions of this Agreement are declared to be severable. This Agreement may not be modified or amended except by a writing signed by MPIC, MPI, the Shareholders and ClinTrials.

         9.2 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be given by confirmed facsimile or certified or registered mail addressed:

                  If to ClinTrials:

                           ClinTrials Research, Inc.
                           20 Burton Hill Boulevard
                           Suite 500
                           Nashville, Tennessee 37215
                           Attention: William C. O'Neil, Jr.
                           Phone:       615/665-9665
                           Facsimile:  615/665-9676


                           with a copy to:

                           Harwell Howard Hyne Gabbert & Manner, P.C.
                           1800 First American Center
                           Nashville, Tennessee  37238-1800
                           Attention: Mark Manner
                           Phone:      615/256-0500
                           Facsimile: 615/251-1059


                  If to MPIC or MPI:

                           William U. Parfet and Dr. Jerry R. Mitchell
                           MPI Research
                           54943 North Main Street
                           Mattawan, Michigan 49071-9399

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                           with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, NY  10004
                           Attention:  Neil Anderson
                           Phone:      212/558-4000
                           Facsimile: 212/558-3588


                  If to the Shareholders:

                           William U. Parfet and Dr. Jerry R. Mitchell
                           MPI Research
                           54943 North Main Street
                           Mattawan, Michigan 49071-9399

                           with a copy to:

                           Sullivan & Cromwell
                           125 Broad Street
                           New York, NY  10004
                           Attention:  Neil Anderson
                           Phone:      212/558-4000
                           Facsimile: 212/558-3588


All notices and other communications required or permitted under this Agreement that are addressed as provided in this section will (i) if delivered personally, be deemed given upon delivery, (ii) if delivered by facsimile transmission, be deemed given when sent and confirmation of receipt is received, and (iii) if delivered by certified or registered mail in the manner described above, be deemed given on the date of receipt as evidenced by the return receipt. Any party from time to time may change its address for the purpose of notices to that party by giving notice to the other party hereto specifying a new address, but no such notice will be deemed to have been given until it is actually received by the party sought to be charged with the contents thereof.

         9.3 Expenses. Except as otherwise provided herein, each party hereto shall pay its own expenses, including without limitation, legal and accounting fees and expenses, incident to its negotiation and preparation of this Agreement and to its performance and compliance with the provisions contained herein. All expenses of the Valuation determination set forth in Section 1.3 shall be borne by the party incurring such expenses. The expenses of the third investment banking firm if required under Section 1.3, shall be borne equally by ClinTrials and MPI.


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         9.4 Titles and Headings. Title and headings to sections herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         9.5 No Third Party Beneficiaries. Nothing in this Agreement or in any attachment hereto is intended or shall be construed to give any person or entity, other than the parties hereto and their heirs and permitted transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any attachment hereto.

         9.6 Entire Agreement. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter of this Agreement, and this Agreement and the Management Agreement, including documents, certificates and contracts executed and delivered pursuant in connection therewith, contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

         9.7 Construction. All pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identify of the person or entity, or the context, may require.

         9.8 Execution in Counterparts. This Agreement may be executed in multiple counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

         9.9 Applicable Law. This Agreement shall be governed by and in accordance with the laws of the State of Delaware. Any action or claim relating to or arising out of this Agreement may be brought in any appropriate state or federal court in Delaware, and each party hereto irrevocably consents to personal jurisdiction in any such court for such action or claim.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective the date written above.

                                             CLINTRIALS RESEARCH, INC.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             MPI RESEARCH ACQUISITION CO., INC.


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------


                                             MPI RESEARCH, LLC


                                             By:
                                                --------------------------------

                                             Title:
                                                   -----------------------------



                                             SHAREHOLDERS



                                             -----------------------------------
                                             Jerry R. Mitchell, M.D., Ph.D.



                                             -----------------------------------
                                             William U. Parfet



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


                                    EXHIBIT A

Representations and Warranties; Indemnification

         Upon exercise of the Option, the parties agree to enter into an acquisition agreement and plan of merger (the "Merger Agreement"), in form and substance customary for transactions of similar size and complexity, containing customary representations, warranties and covenants. The representations and warranties of the Shareholders, MPIC, MPI and ClinTrials will be subject to exceptions as necessary to cause such representations and warranties to be true and correct in all material respects when given, and will include representations as to the absence of any material undisclosed liabilities or contingencies. The Merger Agreement shall provide that the Shareholders will severally but not jointly indemnify, defend and hold harmless ClinTrials, and ClinTrials shall indemnify, defend and hold harmless the Shareholders, against any and all losses, costs and expenses arising out of any material breach of any representation and warranty, provided that in the case of the Shareholders, such indemnity shall be in proportion to such Shareholders' ownership of Stock as of the date hereof, and without giving effect to transfer of any shares of Stock to a permitted transferee. Indemnification under the Merger Agreement shall, in the aggregate, be subject to a $2,000,000 threshold or $1,000,000 deductible at the election of each party made upon execution of the Merger Agreement and a cap equal to the Option Purchase Price. The indemnification provisions shall expire two years from the date of the Closing of the Merger Agreement, except for indemnification for material breaches of the representations and warranties on environmental and tax matters, which shall survive for the applicable statute of limitations.

Closing Conditions

         The Merger Agreement shall also contain usual and customary closing conditions, including (a) the requirement that the Shareholders and ClinTrials provide a bring-down certificate to Closing regarding the accuracy in all material respects of the representations and warranties made in the Merger Agreement, and representing and warranting that there has been no material adverse change in the operations of the business of MPIC or ClinTrials, as applicable, since the date of the Valuation; and (b) compliance in all material respects with applicable law, including the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Covenant Not to Compete

         The Merger Agreement shall contain customary sale of business non-compete provisions for the Shareholders providing that a non-compete period shall commence at the Closing and terminate on the third anniversary thereof. These provisions shall be subject to specific performance.



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